UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                         DATE OF REPORT : MAY 16, 2001

                            CGI HOLDING CORPORATION
                            -----------------------
             (Exact name of registrant as specified in its charter)

NEVADA                 33-19980-D                    87-0450450
--------------        -------------------           ---------------------
(STATE OF              (COMMISSION FILE               (IRS EMPLOYER
INCORPORATION)          NUMBER)                      IDENTIFICATION NUMBER)

               8400 BROOKFIELD AVENUE, BROOKFIELD, ILLINOIS 60513
-------------------------------------------------------------------------------
              (Address of prinicipal executive offices)(zip code)

Registrants telephone number, including area code (708) 387-0900

Item 2. Acquisition or Disposition of Assets.


CGI Holding Corporation acquired 100% of the issued and outstanding common stock of World Mall.Com, A New York Corporation effective March 27, 2001.

The company acquired 9,331,903 shares and issued to the shareholders of World Mall 6,186,515 shares of CGI common stock. The value of CGI common share on the effective date was $.30 per share or a total of $1,855,955.

In addition to the purchase price the company had advanced World Mall.Com $739,500 for working capital and expansion activities prior to effective date of the acquisition.

The terms of the agreement are more particularly set forth in the 'Agreement and Plan of Reorganization attached hereto.






                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                             CGI HOLDING CORPORATION

                       WORLD MALL ACQUISITION CORPORATION

                                WORLD MALL, INC.

                                S. PATRICK MARTIN

                                       AND

                   THE OTHER STOCKHOLDERS OF WORLD MALL, INC.

                           Dated as of March 27, 2001



                                     - 22 -

                                      - i -
                                TABLE OF CONTENTS

                                                                        Page
RECITALS .................................................................0
ARTICLE I - THE MERGER ...................................................0
   1.1   The Merger ......................................................0
   1.2   Closing; Effective Time .........................................2
   1.3   Effect of the Merger ............................................2
   1.4   Certificate of Incorporation; Bylaws ............................2
   1.5   Directors and Officers ..........................................2
   1.6   Consideration to Be Issued; Effect on Common Stock ..............2
   1.7   Adjustments to Merger Consideration .............................3
   1.8   Payment .........................................................3
   1.9   Surrender of Certificates .......................................3
   1.10    Lost, Stolen or Destroyed Certificates ........................3
   1.11    Contingent Consideration ......................................4
   1.12    Tax Consequences ..............................................5
   1.13    Exemption from Registration ...................................5
   1.14    Taking of Necessary Action; Further Action ....................5
   1.15    Operations of WMAC ............................................5
ARTICLE II - REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                        AND THE PRINCIPAL STOCKHOLDER ....................6
   2.1   Organization of the Company .....................................6
   2.2   Company Capital Structure .......................................6
   2.3   Subsidiaries ....................................................6
   2.4   Authority; Ownership of Company Common Stock ....................6
   2.5   No Undisclosed Liabilities ......................................7
   2.6   No Changes ......................................................7
   2.7   Tax and Other Returns and Reports ...............................7
   2.8   Financial Information ...........................................8
   2.9   Title to Properties; Absence of Liens and Encumbrances ..........8
   2.10    Litigation ....................................................8
   2.11    Insurance .....................................................8
   2.12    Contracts .....................................................9
   2.13    Compliance with Laws ..........................................9
   2.14    Minute Books ..................................................9
   2.15    Brokers' and Finders' Fees; Third Party Expenses ..............9
   2.16    Employee Matters and Benefit Plans ............................9
   2.17    Intellectual Property .........................................10
   2.18    Bank Accounts .................................................11
   2.19    Investment in Acquiror Common Stock ...........................11
   2.20    Government Consents ...........................................12
   2.21    Absence of Certain Changes and Events .........................12
   2.22    Representations Complete 12
ARTICLE III - REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND
                           WMAC ..........................................12
   3.1   Organization, Standing and Power of Acquiror ....................12
   3.2   Authority of Acquiror ...........................................12
   3.3   Capital Structure of Acquiror ...................................13
   3.4   SEC Documents; Acquiror Financial Statements ....................13
   3.5   No Material Adverse Change ......................................13
   3.6   Litigation ......................................................13
   3.7   Compliance with Laws ............................................14
   3.8   Brokers' and Finders' Fees; Third Party Expenses ................14
   3.9   Organization, Standing and Power of WMAC ........................14
   3.10    Authority of WMAC .............................................14
   3.11    Capital Structure of WMAC .....................................14
   3.12    Representations Complete ......................................15
ARTICLE IV - ADDITIONAL AGREEMENTS .......................................15
   4.1   Sale of Shares; Stockholder Matters .............................15
   4.2   Access to Information ...........................................15
   4.3   Confidentiality .................................................15
   4.4   Expenses ........................................................16
   4.5   Public Disclosure ...............................................16
   4.6   Intentionally left blank ........................................16
   4.7   Intentionally left blank ........................................16
   4.8   Intentionally left blank ........................................16
   4.9     Registration of Merger Shares. ................................16
   4.10    Spin-Off of WMAC ..............................................17
   4.11    Board of Directors of Acquiror ................................18
   4.12    Capitalization of WMAC; Payment to the Principal Stockholder ..18
   4.13    Additional Documents and Further Assurances ...................17
ARTICLE V - INDEMNIFICATION ..............................................18
   5.1   Indemnification .................................................18
   5.2   Indemnification Procedures ......................................19
   5.3   Recovery of Indemnification Obligations .........................20
   5.4   Stockholders' Agent .............................................20
   5.5   Actions of the Stockholders' Agent ..............................20
ARTICLE VI - GENERAL PROVISIONS ..........................................21
   6.1   Survival of Representations, Warranties and Agreements ..........21
   6.2   Notices .........................................................21
   6.3   Table of Contents; Headings .....................................22
   6.4   Entire Agreement; Assignment ....................................22
   6.5   Severability ....................................................22
   6.6   Rules of Construction ...........................................22
   6.7   Specific Performance ............................................22
   6.8   Waivers .........................................................22
   6.9   Amendment .......................................................22
   6.10    Governing Law .................................................22
   6.11    Counterparts ..................................................22







                      AGREEMENT AND PLAN OF REORGANIZATION


This AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into as of March 27, 2001, by and among CGI Holding Corporation, a Nevada corporation ("Acquiror"), World Mall Acquisition Corporation, a New York corporation to be formed by Acquiror ("WMAC"), World Mall, Inc., a New York corporation (the "Company"), S. Patrick Martin, the principal stockholder of the Company (the "Principal Stockholder"), and the other stockholders of the Company (together with the Principal Stockholder, the "Stockholders").

                                    RECITALS

A........The  Boards of Directors of each of the Company and Acquiror believe it is in the best interests of each company and their respective shareholders that WMAC, a wholly-owned subsidiary of Acquiror, and the Company combine into a single company through the statutory merger of the Company with and into WMAC (the "Merger") and, in furtherance thereof, have approved the Merger.

B........Pursuant  to the Merger,  among other things,  and subject to the terms and conditions of this Agreement, all of the issued and outstanding shares of common stock of the Company ("Company Common Stock") shall be converted into shares of voting common stock of Acquiror ("Acquiror Common Stock"), and all of the outstanding options and warrants to purchase shares of common stock of the Company ("Company Options") shall be converted into options to purchase shares of voting common stock of Acquiror ("Acquiror Options").

C........The  Company,  the Principal  Stockholder,  Acquiror and WMAC desire to make certain representations and warranties and other agreements in connection with the Merger.

NOW, THEREFORE, in consideration of the premises set forth above and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:



                                    ARTICLE I

THE MERGER

1.1......The  Merger.  At the "Effective Time," as defined in Section 1.2 below, and subject to the terms and conditions of this Agreement and the applicable provisions of the New York Business Corporation Law ("New York Law"):

(a)......the Company shall be merged with and into WMAC;

(b)......the separate corporate existence of the Company shall cease; and

(c)......WMAC  shall  continue as the surviving  corporation  and a wholly-owned subsidiary of Acquiror. WMAC as the surviving corporation after the Merger is hereinafter sometimes referred to in this Agreement as the "Surviving Corporation."

1.2......Closing;  Effective  Time.  The closing of the Merger  (the  "Closing")
shall take place at 10:00 a.m. on March 27, 2001, at the offices of Harris Beach LLP, 130 East Main Street, Rochester, New York 14604, unless another place or time is agreed to by Acquiror and the Company. The date upon which the Closing actually occurs is herein referred to as the "Closing Date." On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger with the Department of State of the State of New York (the "Merger Agreement") in accordance with the relevant provisions of New York Law (the time of such filing with the Secretary of State of the State of New York, as ultimately confirmed by such official, or such later time as may be set forth in this Agreement, being referred to herein as the "Effective Time").

1.3......Effect  of the Merger.  At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of New York Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company shall become the debts, liabilities and duties of the Surviving Corporation.

1.4......Certificate  of  Incorporation;  Bylaws.  At the  Effective  Time,  the
Certificate of Incorporation and Bylaws of WMAC, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation and Bylaws of the Surviving Corporation until thereafter amended as provided by law and the Certificate of Incorporation and/or Bylaws.

1.5......Directors  and Officers. The directors of WMAC immediately prior to the
Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation. The officers of WMAC immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Bylaws of the Surviving Corporation.

1.6 Consideration to Be Issued; Effect on Common Stock.

(a)......By virtue of the Merger and without any action on the part of Acquiror,
WMAC, the Company or the Stockholders, at the Effective Time, the holders of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time shall be entitled to receive in the aggregate such number of shares of Acquiror Common Stock (the "Merger Shares") as is equal to (i) the "Merger Consideration" (as defined in Section 1.6(d) below) less (ii) all Acquiror Option Shares (as defined in Section 1.6(c) below). Each Stockholder shall receive his or her pro rata percentage of the Merger Consideration as set forth on Schedule 1.6 annexed hereto. No fraction of a share of Acquiror Common Stock will be issued under this Section 1.6(a), but in lieu thereof each holder of shares of Company Common Stock who would otherwise be entitled to a fraction of a share of Acquiror Common Stock (after aggregating all fractional shares of Acquiror Common Stock to be received by such holder) shall receive from Acquiror an amount of cash (rounded to the nearest whole cent) equal to the product of
(i) such fraction, multiplied by (ii) the mean average closing sales price of a share of Acquiror Common Stock for the thirty (30) most recent trading days that Acquiror Common Stock has traded ending on the trading day immediately prior to the Effective Time, as reported on the Nasdaq National Market Bulletin Board (the "Closing Price").

(b)......In  addition to the  foregoing,  as  additional  Merger  Consideration,
Acquiror shall deliver the "Contingent Consideration," as defined below, if any, due and owing under Section 1.11 of this Agreement, payable as specified therein.

(c)......At  the Effective  Time, all of the then  outstanding  Company  Options shall be assumed by Acquiror in accordance with this Section 1.6(c). At the Effective Time, all Company Options granted and outstanding immediately prior to the Effective Time shall be converted and exchanged for such number of Acquiror Options as is equal to (i) the number of shares of Company Common Stock for which the unexercised portion of all such Company Options would be exercisable multiplied by (ii) the Merger Consideration per share of Company Common Stock calculated on a "Fully Diluted Basis," as defined below, as of the Effective Time (with any fraction resulting from such multiplication to be rounded down to the nearest whole number) (the "Acquiror Option Shares"). The exercise price per share of each such Acquiror Option Share shall be equal to (A) the exercise price of such Acquiror Option immediately prior to the Effective Time divided by
(B) the Merger Consideration per share of Company Common Stock calculated on a Fully Diluted Basis as of the Effective Time. Upon Acquiror's receipt of any consideration in connection with the exercise by a Stockholder of all or any portion of his Acquiror Options which were received by said Stockholder pursuant to the terms and conditions of this Agreement, Acquiror shall promptly contribute such consideration to WMAC as an additional capital contribution to be used for working capital. The term "Fully Diluted Basis" as used in this Agreement shall mean (x) the number of shares of Company Common Stock issued and outstanding as of the Effective Time plus (y) the number of shares of Company Common Stock issuable pursuant to Company Options.

(d)......As  used herein,  "Merger  Consideration"  shall mean six million eight hundred forty-eight thousand five hundred nineteen (6,848,519) shares of Acquiror Common Stock, which shares shall constitute forty percent (40%) of the issued and outstanding shares of Acquiror Common Stock immediately after giving effect to the issuance of such shares.

1.7......Adjustments to Merger Consideration.  The Merger Consideration shall be adjusted to reflect fully the effect of any such stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Acquiror Common Stock or Company Common Stock), reorganization, recapitalization or other like change with respect to Acquiror Common Stock or Company Common Stock occurring after the date hereof and prior to the Effective Time.

1.8......Payment.   On  the  Closing  Date,  the  parties  shall  undertake  the following:

(a)......The  Stockholders  shall cause to be  delivered  to Acquiror  all share certificates representing Company Common Stock. It shall be a condition to Acquiror's obligations under Section 1.8(b) that such certificates be delivered to Acquiror and that each such surrendered certificate be properly endorsed or otherwise in proper form for transfer.

(b)......Acquiror  shall deliver to each of the  Stockholders  the Merger Shares that each such Stockholder is entitled to receive pursuant to Schedule 1.6; provided, however, that in the event Acquiror's transfer agent is unable to provide the Merger Shares to Acquiror for delivery at the Closing, Acquiror shall deliver the Merger Shares to each of the Stockholders as promptly as practicable thereafter.

1.9......Surrender   of  Certificates.   On  the  Closing  Date,  the  Surviving
Corporation shall cause to be delivered to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of Company Common Stock, whose shares were converted into the right to receive shares of Acquiror Common Stock (and cash in lieu of fractional shares) pursuant to Section 1.6, (i) a certificate representing the number of whole shares of Acquiror Common Stock, and (ii) payment in lieu of fractional shares which such holder has the right to receive pursuant to Section 1.6(c), and the Certificate so surrendered shall forthwith be cancelled.

1.10.....Lost,  Stolen or Destroyed Certificates.  In the event any Certificates evidencing shares of Company Common Stock shall have been lost, stolen or destroyed, Acquiror shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, which such affidavit shall include an indemnification of Acquiror from any loss or damage that Acquiror may incur as a result of the lost, stolen or destroyed Certificates, such cash and shares of Acquiror Common Stock, if any, as may be required pursuant to Section 1.6; provided, however, that Acquiror may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Acquiror with respect to the Certificates alleged to have been lost, stolen or destroyed.

1.11.....Contingent Consideration.

(a)......In  addition  to the  Merger  Consideration,  in the  event  that it is determined that (i) the "Gross Revenue," as defined below, of the Surviving Corporation for the six (6) month period ending June 30, 2001 (the "Period") equals or exceeds One Million Four Hundred Thousand and 00/100 Dollars ($1,400,000.00), and (ii) the Surviving Corporation's "Profit Margin," as defined below, on said Gross Revenue equals or exceeds five percent (5%), then Acquiror shall issue, in the aggregate, an additional number of shares of Acquiror Common Stock to the Stockholders such that immediately after giving effect to (i) the issuance of such additional shares, and (ii) the issuance of the Merger Consideration, the Stockholders shall own forty-four percent (44%) of the issued and outstanding shares of Acquiror Common Stock (the "Contingent Consideration"). All shares of Acquiror Common Stock to be issued under this
Section 1.11, if any, shall be allocated among the Stockholders in accordance with Schedule 1.6 annexed hereto.
(b)......As  used herein,  the term "Gross  Revenue" shall mean all of the gross revenue earned by the Surviving Corporation as a result of the sale of the products and services provided by the Surviving Corporation. As used herein, the term "Profit Margin" shall mean that percentage determined by dividing the "Earnings," as defined below, of the Surviving Corporation by the Gross Revenue of the Surviving Corporation. As used herein, the term "Earnings" shall mean an amount equal to the difference between (i) the Gross Revenue of the Surviving Corporation, and (ii) all direct expenses of the Surviving Corporation, before taxes, relating to the business of the Surviving Corporation; provided, however, that up to Ten Thousand and 00/100 Dollars ($10,000.00) of the expenses incurred by the Company and/or the Surviving Corporation in connection with the negotiation and consummation of this Agreement and the Merger shall not be counted as direct expenses of the Surviving Corporation for purposes of determining the amount of "Earnings" under this Section 1.11(b). Subject to clause (ii) below, Gross Revenue shall be determined in accordance with generally accepted accounting principles ("GAAP"), consistently applied. For purposes of the avoidance of doubt, (i) Gross Revenue shall be recognized on an accrual basis, and (ii) the Gross Revenue shall be calculated without giving effect to any amortization of goodwill associated with this transaction.

(c)......Acquiror  shall compute the Surviving  Corporation's  Gross Revenue and
Profit Margin for the Period and shall notify the Stockholders' Agent, as defined in Section 5.4 below, in writing, of its results on or before August 15, 2001. The Stockholders' Agent and his accountants shall have the right to review the work papers in connection with Acquiror's calculation of the Gross Revenue and Profit Margin, and shall also have the right to question the accountants that assisted Acquiror in computing the Gross Revenue and Profit Margin. If the Stockholders' Agent does not notify Acquiror of his objection to the calculation of the Gross Revenue and Profit Margin set forth in Acquiror's notice within thirty (30) days of his receipt thereof, the Stockholders shall be deemed to have accepted the calculation of Gross Revenue and Profit Margin and to have waived their respective right to object to the amount of the Contingent Consideration, if any, due and owing as a result of said Gross Revenue and Profit Margin calculation. In the event that the Stockholders' Agent shall disapprove of the Gross Revenue and Profit Margin calculation, he shall deliver to Acquiror written notice of such disapproval, which notice shall include the Stockholders' Agent's computation of Gross Revenue and Profit Margin for the Period (the "Gross Revenue and Profit Margin Disapproval Notice"), within thirty
(30) days after the disputed Gross Revenue and Profit Margin calculation is delivered to the Stockholders' Agent. In the absence of a resolution of the dispute as to the Gross Revenue and Profit Margin calculation within ten (10) days of Acquiror's receipt of the Gross Revenue and Profit Margin Disapproval Notice, the Gross Revenue and Profit Margin will be determined by an accounting firm mutually acceptable to Acquiror and the Stockholders' Agent or, in the absence of an agreement by both parties on an accounting firm, either party may pursue any legal or equitable remedy available to said party in connection with the resolution of the Gross Revenue and Profit Margin calculation. Each of Acquiror and the Stockholders' Agent shall be responsible for their own accountant and attorney fees incurred in calculating the Surviving Corporation's Gross Revenue and Profit Margin; provided, however, that (i) in the event any dispute over the computation of the Gross Revenue and Profit Margin is decided in the Stockholders' Agent's favor, Acquiror shall reimburse the Stockholders' Agent for all reasonable accountant and attorney fees incurred in connection therewith, and (ii) in the event any dispute over the computation of the Gross Revenue and Profit Margin is decided in Acquiror's favor, the Stockholders'
Agent shall reimburse Acquiror for all reasonable attorney fees incurred in connection therewith.

1.12.....Tax  Consequences.  It is intended by the Company that the Merger shall constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code (the "Code"). Acquiror makes no representation that the transaction will in fact constitute a reorganization. If it does not, the Stockholders shall have no claim against Acquiror in respect thereof.

1.13.....Exemption from Registration.  The shares of Acquiror Common Stock to be issued in connection with the Merger will be issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), by reason of Section 4(2) thereof.

1.14.....Taking  of Necessary Action;  Further Action. If, at any time after the
Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company, the officers and directors of the Company are fully authorized to take, and will take, all such lawful and necessary action.

1.15.....Operations  of WMAC.  Acquiror hereby  acknowledges  and agrees that it intends for the officers of WMAC, as appointed by the Board of Directors of WMAC, to control the day-to-day operations of WMAC. In connection therewith, and subject to periodic review of operating plans and annual budgets with the appropriate personnel and/or members of the Board of Directors of WMAC, the President and Chief Executive Officer of WMAC shall have control over the day-to-day  business  operations  of WMAC,  such  control  to  include,  without limitation, primary authority regarding the hiring of personnel, marketing strategy, pricing and other product and service strategies. The initial
President and Chief Executive Officer of WMAC shall be the Principal Stockholder, who shall remain the President and Chief Executive Officer of WMAC for at least the duration of the "Period," as defined in Section 1.11 above.



                                   ARTICLE II

              REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE
                              PRINCIPAL STOCKHOLDER

The Company and the Principal Stockholder hereby represent and warrant to Acquiror, subject to such exceptions as are specifically disclosed in the schedules supplied by the Company and the Principal Stockholder to Acquiror and dated as of the date hereof (the "Company Schedules"), as follows:

2.1......Organization  of  the  Company.  The  Company  is  a  corporation  duly organized, validly existing and in good standing under the laws of the State of New York. The Company has the corporate power to own, operate and lease its properties and to carry on its business as it is now being conducted. The Company is duly qualified or licensed to conduct its business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have, or would reasonably be expected to have, a material adverse effect on the business assets (including intangible assets), financial condition, results of operations, liabilities or prospects of the Company (hereinafter referred to as a "Material Adverse Effect"). A true and correct copy of the Company's Certificate of Incorporation and Bylaws, each as amended to date, have been delivered to Acquiror.

2.2......Company Capital Structure.

(a)......The  authorized  capital stock of the Company consists solely of twenty million (20,000,000) shares of Company Common Stock. As of the date hereof, there are nine million three hundred thirty-one thousand nine hundred three (9,331,903) shares of Company Common Stock issued and outstanding. All of the shares of Company Common Stock are held of record by the Stockholders, with the addresses of record and in the amounts set forth on Schedule 2.2(a). All outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and non-assessable and are not subject to preemptive rights created by statute, by the Certificate of Incorporation or Bylaws of the Company, or by any agreement to which the Company is a party or by which it is bound.

(b)......Except as set forth on Schedule 2.2(b), there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement.

2.3......Subsidiaries.  Except as set forth on Schedule  2.3, the Company has no subsidiaries, partners or joint venturers.

2.4......Authority; Ownership of Company Common Stock.

(a)......The  Company has all requisite  corporate  power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The vote required of the Stockholders to duly approve the Merger and this Agreement is a majority of all outstanding capital stock entitled to vote. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company. The Company's Board of Directors has unanimously approved the Merger and this Agreement. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and
(ii) as limited by laws relating to availability of specific performance, injunctive relief or other equitable remedies. Except as set forth on Schedule 2.4, the execution and delivery and performance of this Agreement by the Company does not, and as of the Effective Time, will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (x) any provision of the Certificate of Incorporation or Bylaws of the Company, or (y) any mortgage, indenture, lease, license, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or foreign governmental authority, instrumentality, agency or commission or any third party is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (A) the filing of the requisite Merger documents with the New York Department of State, and (B) any consents, waivers, authorizations, filings, approvals and registrations set forth on Schedule 2.4.

(b)......The  Principal  Stockholder  has all requisite right to enter into this
Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Principal Stockholder and, assuming the due and valid execution and delivery of this Agreement by the other parties hereto, constitutes a legal, valid and binding obligation of the Principal Stockholder enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to availability of specific performance, injunctive relief or other equitable remedies. The execution and delivery of this Agreement by the Principal Stockholder does not conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or the Principal Stockholder or their respective properties or assets.

(c)......Each Stockholder has good and marketable title to the shares of Company
Common Stock owned by such Stockholder as shown on Schedule 2.2(a), free and clear of any and all adverse claims, security interests and/or encumbrances whatsoever.

2.5......No  Undisclosed  Liabilities.  Except as set forth in  Schedule  2.5 or
Schedule 2.8(a), the Company does not have any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or otherwise (whether or not required to be reflected in financial statements in accordance with
GAAP).

2.6......No  Changes.  Except as set forth in Schedule  2.6,  since  December 1,
2000, there have been no material changes in the financial condition, assets, liabilities, business or results of operations of the Company, other than changes in the ordinary course of business which in the aggregate have not been materially adverse and other than general business conditions affecting companies engaged in the same industry in the United States.

2.7......Tax  and Other  Returns and  Reports.  The Company has timely filed all federal and state income tax returns required to be filed and will timely file all income tax returns required to be filed on or before the Closing Date. All such tax returns are or will be correct in all material respects and all taxes due and payable in accordance with such returns shall have been timely paid.

2.8......Financial Information.

(a)......Financial  Statements.  The Company has delivered to Acquiror  complete and  accurate  copies  of the  financial  statements  of the  Company  listed on
Schedule  2.8(a)  (collectively,  the  "Financial  Statements").  The  Financial
Statements: (i) are in accordance with the Company's books and records, and (ii) fairly present the assets, liabilities (including reserves) and financial position of the Company as of the respective dates of the Financial Statements and the results of operations and changes in cash flows for the periods referred to therein.

 .........(b)......Projections  and Forecasts.  Each of the projections delivered to Acquiror prior to the date hereof, copies of which are set forth in Schedule 2.8(b), represents in all material respects the reasonable good faith estimates of the Company as of the date thereof.

2.9......Title to Properties; Absence of Liens and Encumbrances.

(a)......Except  as set  forth in  Schedule  2.9(a),  the  Company  owns no real property, nor has it ever owned any real property. Schedule 2.9(a) sets forth a list of all real property currently, or at any time in the past, leased by the Company, the name of the lessor, the date of the lease and each amendment thereto and, with respect to any current lease (collectively, the "Company Leases"), the aggregate annual rental and other fees payable under each Company Lease. All such current Company Leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default).

(b)......The  Company  has good and  valid  title to or,  in the case of  leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any liens, except as reflected in the financial statements of the Company or in Schedule 2.9(b) and except for liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

2.10.....Litigation.  Except as set forth in Schedule 2.10,  there is no action, suit or proceeding of any nature pending or threatened against the Company, its properties or any of its officers or directors, in their respective capacities as such. Except as set forth in Schedule 2.10, to the knowledge of the Company and the Principal Stockholder, there is no investigation pending or threatened against the Company, its properties or any of its officers or directors by or before any governmental entity. Schedule 2.10 sets forth, to the extent known, with respect to any pending or threatened action, suit, proceeding or investigation, the forum, the parties thereto, the subject matter thereof and the amount of damages, claims or other remedy requested. No governmental entity has at any time challenged or questioned the legal right of the Company to conduct its business in the present manner or style thereof.

2.11.....Insurance.  The  Company  maintains  valid  and  enforceable  insurance policies (which term shall also include any fidelity bonds) covering the assets, business, equipment, properties and operations of the Company, and such insurance policies, which are identified in Schedule 2.11, contain provisions which are reasonable and customary in the Company's industry, and there is no claim by the Company pending under any of such policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies.

2.12.....Contracts.

(a) Material Contracts. Schedule 2.12 contains a complete and accurate list of all material agreements to which the Company is a party or by which it or any of its properties or assets are bound, and which are for the receipt or payment of an amount in excess of $1,000 per month or in excess of $5,000 in any year (collectively, the "Material Contracts"). The Material Contracts are valid and legally binding obligations of the Company and, to the knowledge of the Company, of the other parties thereto. The Material Contracts are enforceable in accordance with their terms against the Company, and, to the knowledge of the Company, against the other parties thereto. The Company (i) has not breached any Material Contract in any material respect, (ii) has not received any notice of alleged breach, and (iii) does not have knowledge of any breach by any other party. The Company has not received any notice of termination or non-renewal under any Material Contract.

(b) No Specified Contracts. The Company is not a party to or bound by any agreement, contract, obligation, nongovernmental license or commitment
(collectively, the "Contracts") of the following types: (i) collective bargaining or other labor Contracts, (ii) Contracts purporting to restrict in any way the business activities of the Company, (iii) Contracts to which any Stockholder, or any member of any Stockholder's immediate family, or any person or entity under the control, directly or indirectly, of any Stockholder, is a party, and (iv) other Contracts entered into other than in the ordinary course of business.

2.13 Compliance with Laws. The Company has complied in all material respects with, is not in material violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation.

2.14 Minute Books. The minute books of the Company that have been made available to counsel for Acquiror are the only minute books of the Company and contain a reasonably accurate summary of all meetings of directors (or committees thereof) and stockholders or actions by written consent since the time of incorporation of the Company. The Company is in full compliance with all of the terms and provisions of its Certificate of Incorporation and Bylaws.

2.15 Brokers' and Finders' Fees;  Third Party  Expenses.  Except as set forth on
Schedule 2.15, the Principal Stockholder has not incurred, nor will he incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

2.16 Employee Matters and Benefit Plans.

(a) Business Employees. Schedule 2.16(a) lists all current employees of the Company (the "Employees"), stating their hourly rates of compensation or base salaries, their total compensation paid or to be paid for the current fiscal year, their job titles and job descriptions, their social security numbers, locations, vacation accrued, and the commencement dates of their employment.

(b) Employee Plans or Policies. Except as set forth on Schedule 2.16(b), there does not exist, with respect to the Employees or the Company, (i) any (A) employment contract (all Employees are "at-will" employees), (B) severance agreement or policy, (C) "employee pension benefit plan," as defined under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (D) "multiemployer plan", as defined under ERISA, to which the Company or any of its affiliates have contributed, (E) right on the part of any former employee to be rehired prior to the hiring of any new employee, (F) obligation to provide retiree medical benefits, or (G) request for union representation, strike, or labor dispute, or (ii) except as set forth on Schedule 2.16(b), any employee benefit plan, health plan, welfare plan, bonus or deferred compensation plan, stock purchase or stock option plan, severance, vacation, sick leave or fringe benefit policy or other employee agreement, arrangement or policy.

(c) Pension Plans. The Company does not now, nor has it ever, maintained, established, sponsored, participated in, or contributed to any pension plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

(d) Multiemployer Plans. At no time has the Company contributed to or been requested to contribute to any Pension Plan which is a "multiemployer plan," as defined in Section 3(37) of ERISA.

(e) Employment Matters. The Company (i) is in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to all of its current, former or retired employees, officers or directors ("Employees"), (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Employees, (iii)except as set forth in
Schedule 2.16(e), is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing, and (iv) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice).

(f) Labor. No work stoppage or labor strike against the Company is pending or, to the knowledge of the Principal Stockholder, threatened. Except as set forth in Schedule 2.16(f), the Company is not involved in or, to the knowledge of the Principal Stockholder, threatened with, any labor dispute, grievance or litigation relating to labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, have a material adverse effect on the Company. The Company has not engaged in any unfair labor practices within the meaning of the National Labor Relations Act which would, individually or in the aggregate, directly or indirectly result in a liability to the Company. The Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company.

2.17 Intellectual Property. Schedule 2.17 contains a complete and accurate list of the "Intellectual Property," as defined below, of the Company. Except as set forth on Schedule 2.17, (i) the Compay's right, title and interest in the Intellectual Property as owner or, subject to the terms of any applicable license, as licensee, is valid, enforceable and uncontested, and is free and clear of all claims, liens, pledges, security interests or other similar rights (except to the extent any of the Intellectual Property is licensed to the Company), (ii) all computer software and databases used by the Company are owned by or properly licensed to the Company and, to the Company's knowledge, all of the Company's uses of such computer software and databases are authorized under such licenses, (iii) to the Company's knowledge, there are no infringements, unlawful uses or defaults by any third party under any license or other agreement with respect to the Intellectual Property, and (iv) the Company is not in default of any license or other agreement, or infringing upon any rights of any third party, in its use of the Intellectual Property and the Company has not received any notice alleging any such default or infringement. For purposes of this Section 2.17, Intellectual Property shall mean all (A) registered or unregistered trademarks and tradenames, (B) registered or unregistered service marks, (C) applications for registration of trademarks, tradenames and service marks, (D) logos, (E) technology rights and licenses, and (F) computer software not otherwise available to the public generally.

2.18 Bank Accounts. Schedule 2.18 lists each bank, trust company, savings institution, brokerage firm, mutual fund or other financial institution with which the Company has an account or safe deposit box, and each credit card issued in the Company's name and the names and identification of all persons authorized to draw thereon, have access thereto or have use thereof.

2.19 Investment in Acquiror Common Stock.

(a) Suitable Investor. The Principal Stockholder (together with his financial and other advisors, if any) has such knowledge and expertise in financial and business matters that he is capable of evaluating the merits and risks of the exchange of his shares of Company Common Stock for shares of Acquiror Common Stock pursuant to this Agreement and of protecting his interests in connection therewith. The Principal Stockholder has the ability to bear the economic risk of the investment in Acquiror Common Stock.

(b) Receipt of Information. The Principal Stockholder has reviewed a copy of the SEC Documents, as defined in Section 3.4, and has had an opportunity to discuss Acquiror's business, management and financial affairs with Acquiror's management.

(c) Purchase for Own Account. The Principal Stockholder is acquiring shares of Acquiror Common Stock for his own account and not with a view to, or for resale in connection with, any distribution thereof in violation of applicable law, and the Principal Stockholder has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of applicable laws. The Principal Stockholder understands that the shares of Acquiror Common Stock to be received by the Principal Stockholder pursuant to this Agreement have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act that depends upon, among other things, the bona fide nature of the Principal Stockholder's investment intent and the accuracy of his representations, warranties and covenants as expressed herein. The Principal Stockholder understands that the shares of Acquiror Common Stock to be received by him pursuant to this Agreement are characterized as "restricted securities" under the Securities Act inasmuch as they are being acquired from Acquiror in a transaction not involving a public offering and that under such laws and applicable regulations such shares may be resold without registration under the Securities Act only in certain limited circumstances. The Principal Stockholder acknowledges that the shares of Acquiror Common Stock must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The Principal Stockholder is aware of the provisions of Rule 144 under the Securities Act which permit limited resale of shares purchased in a private placement (such as the Acquiror Common Stock issued hereunder) subject to the satisfaction of certain conditions, including the existence of a public market for the shares, the availability of certain current public information about the Acquiror, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" (as provided by Rule 144(f) under the Securities Act) and the number of shares being sold during any three-month period not exceeding specified limitations.

(d) Legends. It is understood that each certificate representing shares of Acquiror Common Stock received by the Stockholders pursuant to this Agreement shall bear a legend substantially to the following effect (in addition to any legend required under applicable state securities laws):

"THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

2.20 Government Consents. Except as set forth on Schedule 2.20, no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental entity is required by or with respect to the Principal Stockholder or the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

2.21 Absence of Certain Changes and Events. Except as set forth in Schedule 2.21, since December 1, 2000, the Company has conducted its business only in the ordinary course of business, consistent with past practices, and there has not been any (i) damage to or destruction or loss of any asset of the Company, whether or not covered by insurance, which had a Material Adverse Effect or would, if it had not been covered by insurance, have had a Material Adverse Effect, (ii) entry into, termination of, or receipt of notice of termination of any Material Contract, (iii) sale (other than sales of inventory in the ordinary course of business), lease or other disposition of any material asset of the Company or mortgage, pledge or imposition of any encumbrance on any material asset of the Company, (iv) waiver of any claim or right having a material value to the Company, (v) change in the accounting methods used by the Company, or
(vi) agreement, whether oral or written, by the Company to do any of the foregoing.

2.22 Representations Complete. None of the representations or warranties made by the Company or the Principal Stockholder (as modified by the Company Schedules), nor any statement made in any schedule or certificate furnished by the Company and/or the Principal Stockholder pursuant to this Agreement, contains or will contain at the Closing Date any untrue statement of a material fact, or omits or will omit at the Closing Date to state any material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which made, not misleading.


                                   ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND WMAC

Acquiror represents and warrants to the Stockholders and the Company, subject to such exceptions as are specifically disclosed in the disclosure schedules supplied by Acquiror to the Company and the Stockholders and dated the date hereof (the "Acquiror Schedules"), as follows:

3.1 Organization, Standing and Power of Acquiror. Acquiror is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Acquiror has the corporate power to own, operate and lease its properties and to carry on its business as now being conducted. Acquiror is duly qualified or licensed to conduct its business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, assets (including intangible assets), financial condition, results of operations, liabilities or prospects of the Acquiror. Acquiror has delivered a true and correct copy of its Certificate of Incorporation and Bylaws, each as amended to date, to the Stockholders' Agent.

3.2 Authority of Acquiror. Acquiror has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Acquiror. This Agreement has been duly executed and delivered by Acquiror and constitutes the valid and binding obligation of Acquiror, enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by Acquiror do not, and as of the Effective Time, will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (i) any provision of the Certificate of Incorporation or Bylaws of Acquiror, or (ii) any mortgage, indenture, lease, license, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Acquiror or its properties or assets. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or foreign governmental authority, instrumentality, agency or commission or any third party is required by or with respect to Acquiror in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (x) the filing of the requisite Merger documents with the New York Department of State, and (y) the consents, waivers, authorizations, filings, approvals and registrations set forth on Schedule 3.2.

3.3 Capital Structure of Acquiror.

(a) The authorized stock of Acquiror consists solely of (i) one hundred million (100,000,000) shares of Acquiror Common Stock, par value $.001 per share, and
(ii) five million (5,000,000) shares of preferred stock, par value $.001 per share, of which five hundred thousand (500,000) shares are designated Series One Preferred Stock. As of the date hereof, there are ten million two hundred seventy-two thousand seven hundred seventy-nine (10,272,779) shares of Acquiror Common Stock, no shares of preferred stock and no shares of Series One Preferred Stock issued and outstanding.

(b) The shares of Acquiror Common Stock to be issued in connection with this Agreement, when issued, will be duly authorized, validly issued, fully paid and nonassessable.

3.4 SEC Documents; Acquiror Financial Statements. Acquiror has furnished or made available to the Company true and complete copies of all reports or registration statements filed by it with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act") for all periods since December 31, 1999, all in the form so filed (all the foregoing being collectively referred to as the "SEC Documents"). As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a document subsequently filed with the SEC.

3.5 No Material Adverse Change. Except as set forth in Schedule 3.5, since the date of the balance sheet included in Acquiror's most recently filed report on Form 10-Q, Acquiror has conducted its business in the ordinary course and there has not occurred (i) any material adverse change in the financial condition, liabilities, assets or business of Acquiror, (ii) any amendment or change in the Certificate of Incorporation or Bylaws of Acquiror, or (iii) any damage to, destruction or loss of any assets of Acquiror (whether or not covered by insurance) that has or may materially and adversely effect the financial condition or business of Acquiror.

3.6 Litigation. Except as set forth in Schedule 3.6 and the SEC Documents, there is no action, suit or proceeding of any nature pending or threatened against Acquiror, its properties or any of its officers or directors, in their respective capacities as such. Except as set forth in Schedule 3.6 and the SEC Documents, there is no investigation pending or threatened against Acquiror, its properties or any of its officers or directors by or before any governmental entity. Schedule 3.6 and the SEC Documents set forth, to the extent known, with respect to any pending or threatened action, suit, proceeding or investigation, the forum, the parties thereto, the subject matter thereof and the amount of damages, claims or other remedy requested. No governmental entity has at any time challenged or questioned the legal right of Acquiror to conduct its business in the present manner or style thereof.

3.7 Compliance with Laws. Acquiror has complied in all material respects with, is not in material violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation.

3.8 Brokers' and Finders'  Fees;  Third Party  Expenses.  Except as set forth on
Schedule 3.8, Acquiror has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby. Schedule 3.8 sets forth the principal terms and conditions of any agreement, written or oral, with respect to such fees.

3.9 Organization, Standing and Power of WMAC. WMAC is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. WMAC is a newly formed entity and has not yet conducted any business. WMAC is duly qualified or licensed to conduct its business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, assets (including intangible assets), financial condition, results of operations, liabilities or prospects of the Surviving Corporation. Acquiror has delivered a true and correct copy of WMAC's Certificate of Incorporation and Bylaws, each as amended to date, to the Company.

3.10 Authority of WMAC. WMAC has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of WMAC. This Agreement has been duly executed and delivered by WMAC and constitutes the valid and binding obligation of WMAC, enforceable in accordance with its terms. The execution and delivery and performance of this Agreement by WMAC do not, and as of the Effective Time, will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (i) any provision of the Certificate of Incorporation or Bylaws of WMAC, or (ii) any mortgage, indenture, lease, license, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to WMAC or its properties or assets. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or foreign governmental authority, instrumentality, agency or commission or any third party is required by or with respect to WMAC in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (x) the filing of the requisite Merger documents with the New York Department of State, and (y) the consents, waivers, authorizations, filings, approvals and registrations set forth on Schedule 3.10.

3.11 Capital Structure of WMAC. The authorized capital stock of WMAC consists solely of two hundred (200) shares of common stock, no par value per share, of which ten (10) shares are issued and outstanding as of the date hereof. Acquiror holds 100% of the issued and outstanding common stock of WMAC.

3.12 Representations Complete. None of the representations or warranties made by Acquiror or WMAC (as modified by the Acquiror Schedules), nor any statement made in any schedule or certificate furnished by Acquiror or WMAC pursuant to this Agreement, contains or will contain at the Effective Time any untrue statement of any material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which made, not misleading.


                                   ARTICLE IV

                              ADDITIONAL AGREEMENTS

4.1 Sale of Shares; Stockholder Matters.

(a) Sale of Shares. The parties hereto acknowledge and agree that the Acquiror Common Stock issuable to the Stockholders shall constitute "restricted securities" within the meaning of the Securities Act. The certificates for shares of Acquiror Common Stock to be issued hereunder shall bear appropriate legends to identify such privately placed shares as being restricted under the Securities Act and to comply with applicable state securities laws. It is acknowledged and understood that Acquiror is relying upon certain written representations made by the Principal Stockholder.

(b) Additional Assurances. At the request of Acquiror, the Principal Stockholder shall execute and deliver to Acquiror such instruments and do and perform such acts and things as may be necessary or desirable for complying with all applicable securities laws and state corporate laws.

4.2      Access to Information.

(a) The Company shall afford to Acquiror and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Closing Date to (i) all of its properties, books, contracts, commitments and records, and (ii) all other information concerning its business, properties and personnel (subject to restrictions imposed by applicable law) as Acquiror may reasonably request. No information or knowledge obtained in any investigation pursuant to this Section 4.2(a) shall affect or be deemed to modify any representation or warranty contained herein or the conditions of the parties to consummate the transactions contemplated herein.

(b) Acquiror shall afford to the Company and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Closing Date to (i) all of its properties, books, contracts, commitments and records, and (ii) all other information concerning its business, properties and personnel (subject to restrictions imposed by applicable law) as the Company may reasonably request. No information or knowledge obtained in any investigation pursuant to this Section 4.2(b) shall affect or be deemed to modify any representation or warranty contained herein or the conditions of the parties to consummate the transactions contemplated herein.

4.3 Confidentiality. It is understood that the respective businesses of the Acquiror and the Company, and all matters related thereto, are of a confidential nature. Prior to the date hereof, there may have been revealed, and on or after the date hereof there may be revealed, to Acquiror and its affiliates or representatives, on the one hand, or to the Company or the Principal Stockholder and their respective affiliates and representatives, on the other, "Confidential Information," as defined below, concerning the business of Acquiror or the business of the Company. In consideration for and as an additional inducement to the parties to execute, deliver and perform this Agreement, each of the parties hereto hereby agrees that, following the termination of this Agreement or any other failure of the transactions contemplated herein to be consummated, neither party shall divulge or appropriate for their own use, or for the use of any third party, any Confidential Information of the other party. As used herein, the term "Confidential Information" means the following oral or written information relating to each party's business: know-how, technology, inventions, designs, methodologies, trade secrets, patents, secret processes and formulae, information relating to the development, research, testing, manufacturing, marketing, sales, distribution and uses of products, sources of supplies, budgets and strategic plans, the identity and special needs of customers, plants and other properties, and any other information which may give the party who received such Confidential Information an opportunity to obtain an advantage over its competitors who do not know or use such information; provided, however, that the term "Confidential Information" shall not include (i) any such information that, prior to its use or disclosure by any party hereto, can be shown to have been in the public domain or generally known or available to customers, suppliers or competitors of the business of Acquiror or the Company, as the case may be, through no breach of the provisions of this Section 4.3 or other non-disclosure covenants that were executed for the benefit of Acquiror or the Company, as the case may be, (ii) any such information that, prior to its use or disclosure by any party hereto was rightfully in the receiving party's possession, without violation of the provisions of this Section 4.3 or other non-disclosure covenants that were executed for the benefit of Acquiror or the Company, as the case may be, or (iii) any such information that, prior to its use or disclosure by Acquiror or the Company, as the case may be, was developed by such party without violation of the provisions of this Section 4.3 or other non-disclosure covenants that were executed for the benefit of Acquiror or the Company, as the case may be. The parties hereto hereby acknowledge and agree that the breach by any of the parties hereto of the restrictive covenant contained in this Section 4.3 would cause irreparable injury to the other party and that the remedy at law for any such breach would be inadequate. As a result, each of the parties hereto hereby covenants, agrees and consents that, in addition to any other available remedy, temporary and permanent injunctive relief may be granted in any proceeding which may be brought by any party to this Agreement to enforce the restrictive covenant set forth above without necessity of proof that any other remedy at law is inadequate and without being required to post a bond or other security therefor.

4.4 Expenses. Whether or not the transactions contemplated herein are consummated, (i) all fees and expenses incurred by Acquiror or WMAC, including without limitation all legal, accounting, financial, advisory, consulting and all other fees and expenses of third parties ("Third Party Expenses"), in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of Acquiror, and (ii) all fees and expenses incurred by the Company or the Principal Stockholder, including without limitation all Third Party Expenses, in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be assumed by the Surviving Corporation in connection with the Merger.

4.5 Public Disclosure. Prior to the Effective Time, no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement shall be made by or on behalf of any party to this Agreement unless approved in advance in writing by Acquiror and the Stockholders' Agent, as defined in Section 5.4 below, unless otherwise required by law or by any governmental agency.

         4.6      Intentionally left blank.

         4.7      Intentionally left blank.

         4.8      Intentionally left blank.

4.9 Registration of Merger Shares. Acquiror hereby covenants and agrees that it shall be a condition precedent to any "Significant Event," as defined below, for the Stockholders to receive the same consideration per share of Acquiror Common Stock that the Stockholder would have received if the shares of Acquiror Common Stock issued hereunder had been duly registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended. As used herein, the term "Significant Event" shall mean any transaction pursuant to which (i) Acquiror is merged with and into another entity pursuant to which Acquiror is not the surviving entity, or (ii) a change of "control," as defined below, of Acquiror occurs. As used herein, the term "control" shall mean the possession of the power to elect the majority of the members of the Board of Directors of Acquiror through the ownership of voting securities in Acquiror.

4.10 Spin-Off of WMAC. Each of the parties to this Agreement acknowledges and agrees that the Board of Directors of WMAC and the Board of Directors of Acquiror shall vote in favor of the "spin off" of WMAC from Acquiror, unless the Principal Stockholder agrees to the contrary, if a nationally recognized investment banking firm determines that the ability of WMAC to raise additional capital is being inhibited as a result of its position as a subsidiary corporation of Acquiror and forwards a written notice of such determination to WMAC and Acquiror. In such event, each holder of Acquiror Common Stock immediately prior to the "spin-off" shall receive one (1) share of the common stock of WMAC (the "WMAC Common Stock") for each share of Acquiror Common Stock owned by said holder. In furtherance of the foregoing, the respective Board of Directors and stockholders of WMAC and Acquiror shall take any and all actions necessary to authorize and issue that number of shares of WMAC Common Stock necessary to effect the foregoing.

4.11 Board of Directors of Acquiror. Simultaneous with the Effective Time, the Board of Directors of Acquiror will be reconstituted to a board consisting of five (5) directors, of which three (3) shall be designed by Acquiror and two (2) shall be designated by the Board of Directors of Newco; provided, however, that in the event the Board of Directors of Acquiror is reconstituted at any time or from time to time following the Effective Date to a board consisting of more or less than five (5) directors, the Board of Directors of Newco shall at all times have the right to designate at least twenty-five percent (25%) of the directors of the Board of Directors of Acquiror. In furtherance thereof, the Board of Directors and stockholders of Acquiror shall take any and all actions deemed necessary to amend the Bylaws of Acquiror to effectuate the foregoing.

4.12 Capitalization of WMAC; Payment to the Principal Stockholder. Upon request by WMAC, Acquiror shall capitalize WMAC with up to Nine Hundred Thousand and 00/100 Dollars ($900,000.00) in working capital, less the amount of any and all funds previously loaned or advanced by the Company by Acquiror; provided, however, that prior to the Effective time Acquiror shall capitalize WMAC with an amount equal to Fifty-Five Thousand and 00/100 Dollars ($55,000.00) (the "Capitalization Amount"), exclusive of any and all funds previously loaned or advanced to the Company by Acquiror. Each of the parties to this Agreement hereby acknowledges and agrees that (i) the Capitalization Amount, together with an amount equal to Seventy Thousand and 00/100 Dollars ($70,000.00) of the remaining working capital funds to be provided by Acquiror hereunder shall be paid by WMAC to the Principal Stockholder as reimbursement for amounts previously advanced to the Company by the Principal Stockholder, and (ii) any and all funds previously loaned or advanced to the Company by Acquiror as of the Effective Time shall be treated as advances of working capital and shall not constitute sums due and owing from the Company to Acquiror, notwithstanding the terms and conditions of any letter of credit, promissory note or other debt instrument to the contrary.

4.13 Additional Documents and Further Assurances. Each party hereto, at the request of any other party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the Merger contemplated hereby.

                                    ARTICLE V

                                 INDEMNIFICATION

5.1 Indemnification. The parties hereby agree to the following indemnification rights and obligations.

(a) The Principal Stockholder agrees to indemnify, defend and hold harmless Acquiror and WMAC and their respective officers, directors, employees, advisors and consultants, from and against any and all "Damages," as defined below, arising out of any misrepresentation or breach of or default in connection with any of the representations, warranties, covenants and agreements given or made by the Company and/or the Principal Stockholder in this Agreement, the Company Schedules or any exhibit or schedule to this Agreement; provided, however, that, in the absence of fraud or an intentional breach of the representations or warranties of the Company and/or the Principal Stockholder hereunder, (i) the liability of the Principal Stockholder for indemnification obligations payable under this Section 5.1 with respect to breaches of the representations and warranties made by the Company and/or the Principal Stockholder in this Agreement shall not exceed an amount equal to the sum of the Merger Consideration and any Contingent Consideration actually received by the
Stockholders, and (ii) the Principal Stockholder shall have no obligation to indemnify Acquiror or WMAC until Acquiror and/or WMAC have incurred Damages in excess of $100,000, in which event Acquiror and/or WMAC shall only be entitled to recover the Damages in excess of $100,000. Notwithstanding any provision to the contrary contained herein, the limitations on the Principal Stockholder's indemnification obligations under this Section 5.1(a) shall not apply to the Principal Stockholder's breach of any of his post-Closing covenants under this Agreement, if any.

(b) Acquiror hereby agrees to indemnify, defend and hold harmless the Stockholders and the Company, its officers, directors and employees, from and against any and all Damages arising out of any misrepresentation or breach of or default in connection with any of the representations, warranties, covenants and agreements given or made by Acquiror or WMAC in this Agreement, or any exhibit or schedule to this Agreement; provided, however, that, in the absence of fraud or an intentional breach of the representations or warranties of Acquiror and/or WMAC hereunder, (i) the liability of Acquiror for indemnification obligations payable under this Section 5.1 with respect to breaches of the representations and warranties made by Acquiror and/or WMAC in this Agreement shall not exceed an amount equal to the sum of the Merger Consideration and the Contingent Consideration, and (ii) Acquiror shall have no obligation to indemnify the Stockholders or the Company until the Company and/or the Stockholders have incurred Damages in excess of $100,000, in which event the Stockholders and/or the Company shall only be entitled to recover the Damages in excess of $100,000. Notwithstanding any provision to the contrary contained herein, the limitations on Acquiror's indemnification obligations under this Section 5.1(b) shall not apply to Acquiror's breach of any of its post-Closing covenants under this Agreement, including without limitation any and all of Acquiror's payment obligations under this Agreement, such as, but not limited to, (A) Acquiror's obligation to pay any Contingent Consideration to the Stockholders, (B)
Acquiror's obligation to contribute to WMAC any consideration received by Acquiror in connection with the exercise by a Stockholder of all or any portion of his Acquiror Options received by said Stockholder pursuant to the terms and conditions of this Agreement, in accordance with the provisions of Section
1.6(c) above, and (C) Acquiror's obligation to capitalize WMAC with the Capitalization Amount and any and all additional amounts requested by WMAC pursuant to the terms and conditions of Section 4.12 above.

(c) Notwithstanding the foregoing, Acquiror and the Stockholders agree that, except for claims regarding (i) the delivery of the Merger Consideration, (ii) any equitable remedy necessitated by a breach of Section 4.3, or (iii) a claim for specific performance in accordance with Section 6.7, that the indemnification under this Article shall be the sole and exclusive remedy of the parties for breaches of this Agreement.

(d) For purposes of this Article, the term "Damages" shall mean the net after-tax consequences (after giving effect to any insurance proceeds to the extent said proceeds are applicable to any claim for indemnification under this
Section 5.1), of any and all losses, costs, damages, liabilities, expenses arising from claims, demands, actions and causes of action, including without limitation reasonable legal fees, whether from a third party or otherwise.

         5.2      Indemnification Procedures.

(a) Promptly upon obtaining knowledge of any claim, event, statement of facts or demand which has given rise to, or could give rise to, a claim for indemnification hereunder, the party seeking indemnification under Section 5.1(a) or 5.1(b), as applicable (in either case, the "Indemnified Party"), shall give written notice of such claim or demand (a "Notice of Claim") to the party from which indemnification is sought (the "Indemnifying Party") setting forth the amount of such claim. The Indemnified Party shall furnish to the Indemnifying Party in reasonable detail, such information as it may have with respect to said claim, including any third party claim (a "Third Party Claim") (including copies of any summons, complaint or other pleading which may have been served on it and any written claim, demand, invoice, billing or other document evidencing or asserting the same). No failure or delay by the Indemnified Party in the performance of the foregoing shall reduce or otherwise affect the obligation of the Indemnifying Party to indemnify and hold the Indemnified Party harmless, except to the extent that such failure or delay shall have adversely affected the Indemnifying Party's ability to defend against, settle or satisfy any liability, damage, loss, claim or demand for which indemnification is sought hereunder.

(b) The Indemnifying Party shall be entitled to assume and have the sole control over the defense and settlement of such action or claim by delivering written notice of such intention within ten (10) days of the date the Indemnifying Party is deemed to have received the Notice of Claim. In the event that such notice is not delivered to the Indemnifying Party, the Indemnifying Party shall be deemed not to have assumed control over the defense and settlement of the action. If the Indemnifying Party does not assume control over the defense of such claim in accordance with the foregoing provisions, the Indemnified Party shall have the right to assume and have sole control over the defense and settlement of that claim, in which case the Indemnifying Party shall pay all reasonable costs and expenses of such defense or settlement. The Indemnified Party shall conduct such defense in good faith and shall have the right to settle the matter without the prior written consent of the Indemnifying Party.

(c) In the event the Indemnifying Party elects to assume control over the defense of any such action in accordance with the foregoing provisions, (i) the Indemnified Party shall be entitled to participate in the defense of that claim and, in connection therewith, to employ counsel at its own expense, (ii) the Indemnifying Party shall not be liable to the Indemnified Party for any legal fees, costs and expenses incurred by the Indemnified Party in connection with the defense thereof after the date on which the Indemnifying Party notifies the Indemnified Party of its election, (iii) the Indemnified Party shall cooperate fully with the Indemnifying Party in such defense, and (iv) without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld, the Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement that requires any action by the Indemnified Party other than the payment of money.

(d) For purposes of this Section 5.2, the Notice of Claim shall be deemed delivered (i) on the third business day after the date of the postmark on the registered or certified mail containing the Notice of Claim, or (ii) if the Notice of Claim is personally delivered, on the date of such personal delivery.

5.3 Recovery of Indemnification Obligations. The parties hereto acknowledge and agree that Acquiror's and WMAC's sole recourse to recover for its rights to indemnification under Section 5.1(a) above shall be limited to the return by each Stockholder of the number of shares of Acquiror Common Stock sufficient to satisfy such Stockholder's pro rata portion of the indemnified claim. In addition, the Stockholders hereby acknowledge and agree that their sole recourse to recover for their respective rights to indemnification under Section 5.1(b) above shall be limited to the issuance of a number of shares of Acquiror Common Stock (all of which shall be issued subject to the restrictions set forth in Section 2.19 above) sufficient to satisfy the Stockholders' indemnified claim or, at the election of Acquiror, a cash payment equal to the amount of such claim. In the event that the Stockholders return shares of Acquiror Common Stock to the Acquiror, or the Acquiror issues additional shares of Acquiror Common Stock to the Stockholders in accordance with the foregoing, the value of each share of Acquiror Common Stock to be returned or issued, as the case may be, shall be determined based upon the average closing sales price of a share of Acquiror Common Stock for the thirty (30) day period ending on the day immediately prior to the date that it is determined that the indemnified claim is valid.

         5.4      Stockholders' Agent.

(a) S. Patrick Martin shall be and hereby is constituted and appointed as agent and attorney in fact (the "Stockholders' Agent") for and on behalf of the
Company and each of the Stockholders to give and receive notices and communications, to authorize delivery to Acquiror of Acquiror Common Stock or other property in satisfaction of indemnification claims under this Article VII, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Stockholders' Agent for the accomplishment of the foregoing. Such agency may be changed by the holders of a majority in interest of the Merger Shares owned by the Stockholders from time to time upon not less than ten (10) days' prior written notice to Acquiror. No bond shall be required of the Stockholders' Agent, and the Stockholders' Agent shall receive no compensation for his services. Notices or communications to or from the Stockholders' Agent shall constitute notice to or from the Company and each of the Stockholders.

(b) The Stockholders' Agent shall not be liable to the Stockholders for any act done or omitted hereunder as the Stockholders' Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Stockholders shall severally indemnify the Stockholders' Agent and hold him harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Stockholders' Agent and arising out of or in connection with the acceptance or administration of his duties hereunder.

5.5 Actions of the Stockholders' Agent. A decision, act, consent or instruction of the Stockholders' Agent shall constitute a decision of all Stockholders and shall be final, binding and conclusive upon the Company and each such Stockholder, and Acquiror and WMAC may rely upon any decision, act, consent or instruction of the Stockholders' Agent as being the decision, act, consent or instruction of the Company and each and every such Stockholder. Acquiror and WMAC are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Stockholders' Agent.



                                   ARTICLE VI
                               GENERAL PROVISIONS

6.1 Survival of Representations, Warranties and Agreements. All representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the consummation of the Merger; provided, however, that all representations, warranties, covenants and agreements to be performed or complied with prior to the Effective Time shall terminate twelve (12) months after the Effective Time.

6.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)      if to Acquiror or WMAC, to:

                           CGI Holding Corporation
                           8400 Brookfield Avenue
                           Brookfield, Illinois  60513
                           Attention:  Mr. John Giura, President
                           Facsimile: (708) 387-2599

                           with a copy to:

                           GoodSmith, Gregg & Unruh
                           300 South Wacker
                           Suite 3100
                           Chicago, Illinois  60606
                           Attention:  Marilee C. Unruh, Esq.
                           Facsimile:  (312) 322-0056

                  (b)      if to the Company or the Principal Stockholder, to:

                           World Mall, Inc.
                           630 Davis Drive
                           Suite 140
                           Morrisville, North Carolina  27560
                           Attention:  Mr. S. Patrick Martin, President
                                            and Chief Executive Officer
                           Facsimile:  (919) 433-3030

                           with a copy to:

                           Harris Beach LLP
                           130 East Main Street
                           Rochester, New York  14604
                           Attention:  Patrick J. Dalton, Esq.
                           Facsimile:  (716) 955-4965


6.3 Table of Contents; Headings. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

6.4 Entire Agreement; Assignment. This Agreement, the Schedules and Exhibits hereto, and the documents and instruments and other agreements referenced herein among the parties hereto (i) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, (ii) are not intended to confer upon any other person any rights or remedies hereunder, and (iii) shall not be assigned by operation of law or otherwise.

6.5 Severability. In the event that any provision of this Agreement or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as to reasonably effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.


6.6 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

6.7 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

6.8 Waivers. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof, nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided in such waiver.

6.9 Amendment. In compliance with applicable law, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

6.10 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

6.11 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties, it being understood that all parties need not sign the same counterpart.




IN WITNESS WHEREOF, Acquiror, the Company and the Stockholders have caused this Agreement to be signed as of the date first written above.

                              CGI HOLDING CORPORATION
                              By:
                              John Giura, President

                              WORLD MALL ACQUISITION CORPORATION
                              By:
                              S.Patrick Martin, President



                              WORLD MALL, INC.
                              By:
                              S. Patrick Martin, President and
                              Chief Executive Officer

                              STOCKHOLDERS:


                                            S. Patrick Martin

                                            Kristen Albright

                                            Richard H. Albright, Jr.

                                            Sandra Cansaul

                                            Shannon Cansaul

                                            Arunas Chesonis

                                            CORE BUSINESS SOLUTIONS

                                            By:
                                            Title:
                                           Patrick J. Dalton

                                           Thomas A. DeSimon

                                           Lucia Ann Dwyer, as Joint Tenant with
                                           a Right of Survivorship with
                                           Thomas Dwyer



Thomas Dwyer, as Joint Tenant with a
Right of Survivorship with Lucia Ann Dwyer


Laura J. Flynn, as Joint Tenant with
a Right of Survivorship with Terrance P. Flynn

Terrance P. Flynn, as Joint Tenant with
a Right of Survivorship with Laura J. Flynn

Elizabeth F. Fogarty

Francis M. Fogarty


Karen Fogarty


Prem N. Gupta, as Joint Tenant with
a Right of Survivorship with Rama R. Gupta


Rama R. Gupta, as Joint Tenant with a
Right of Survivorship with Prem N. Gupta


Edwin Hufsmith


Benton Kendig


Chadd Lomoglio


James A. Martin


Michael J. Masino


Nicholas Masterpole, Jr.


Christopher Moss


Daniel J. Moore


 Archie Neisz

 OXFORD GROUP ASSOCIATES

 By:    _____________________________
 Title:  _____________________________

Joseph D. Picciotti

Justin M. Rapp

Shari Tenzer-Urtz

Hugh R. Thomas

DISCLOSURE SCHEDULES OF CGI HOLDING CORPORATION


3.2                    Authority of Acquiror

3.5                    No Material Adverse Change

3.6                    Litigation

3.8                    Brokers' and Finders' Fees:  Third-Party Expenses

3.10                   Authority of WMAC

DISCLOSURE SCHEDULES OF WORLD MALL, INC.

1.6                    Distribution of Merger Consolidation

2.2(a)                 List of Stockholders

2.2(b)                 Outstanding Options and Warrants

2.3                    Subsidiaries

2.4                    Conflicts; Violations; Consents

2.5                    Undisclosed Liabilities

2.6                    Material Changes Since December 1,  2000

2.8(a)                 Financial Statements Delivered to CGI

2.8(b)                 Financial Projections Delivered to CGI

2.9(a)                 Real Property Owned by World Mall/Real Property
                       Leased by World Mall

2.9(b)                 Liens on Real Property Owned or Leased by World Mall

2.10                   Litigation

2.11                   Insurance

2.12                   Material Agreements

2.15                   Broker/Finder Fees; Agent Commissions

2.16(a)                List of Current Employees

2.16(b)                Employment Agreement; Plans; Policies

2.16(e)                Wage Arrears

2.16(f)                Labor Disputes

2.17                   Intellectual Property
2.18                   Bank Accounts

2.20                   Government Consents

2.21                   Business Outside the Ordinary Course Since
                       December 1, 2000

Item 7. Financial Statements



                          INDEPENDENT AUDITOR'S REPORT


World Mall.Com
1988 South Clinton Avenue
Rochester, NY 14618-5620


We have audited the accompanying balance sheets of World Mall.Com as of December 31, 2000 and the related statements of operations, retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of World Mall.Com as of December 31, 2000 and the results of its operations and its cash flow for the year then ended, in conformity with generally accepted accounting principles.




/s/Poulos & Bayer

Poulos & Bayer
March 19, 2001


                   TABLE OF CONTENTS


EXHIBIT "A"                 -   Balance Sheet
                                December 31, 2000

EXHIBIT "B"                 -   Statement  of Shareholders' Equity
                                Twelve Months Ended December 31, 2000

EXHIBIT "C"                 -  Consolidated Statement of Operations
                                Year Ended December 31, 2000

EXHIBIT "D"                 -   Statement of Cash Flows
                                Year Ended December 31, 2000

EXHIBIT "E"                 -   Footnotes to Financial Statements
                                December 31, 2000



                                   EXHIBIT "A"

                                 WORLD MALL.COM
                                  BALANCE SHEET
                                DECEMBER 31,2000


                                     ASSETS
Current Assets
 Cash in Bank                                $99,703
 Accounts Receivable
 (Net of allowance of $50,000)               293,574
 Prepaid Expenses                             45,063
                                         ------------
Total Current Assets                                    $438,340

Fixed Assets
 Furniture and Equipment                     $19,233
 Less:  Accumulated Depreciation               2,360
                                         ------------
Net Fixed Assets                                          16,873

Other Assets
 Deposits  (Note A)                                       86,503
                                                      -----------

       TOTAL ASSETS                                     $541,716
                                                      ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
 Accounts Payable                           $228,992
 Loans Payable                                12,636
 Deferred Revenue (Note B)                   146,589
 Current Portion-Note Payable                 66,667
                                          -----------
Total Current Liabilities                               $454,884

Long-Term Liabilities
       Note Payable (Note C)                $185,528
       Less:  Current Portion                 66,668
                                          -----------
Net Long-Term Liabilities                                118,860

Stockholders' Equity
 Equity Advances-CGI Holdings
 (Note D)                                   $470,000
 Common Stock (20,000,000 authorized,
 9,274,499 issued)                             9,274
 Paid in Capital                             401,030
 Retained Earnings                          (912,332)
                                          -----------
       Total Stockholders' Equity                        (32,028)
                                                       -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY              $541,716
                                                       ===========
                                   EXHIBIT "B"

                                 WORLD MALL.COM
                        STATEMENT OF STOCKHOLDERS' EQUITY
                                DECEMBER 31,2000




                        EQUITY     COMMON       PAID IN      RETAINED
                      ADVANCES      STOCK       CAPITAL      EARNINGS
                    ------------ ------------ ------------ ------------

JANUARY 1, 2000              $0        $8,457     $118,243     ($65,923)

NET LOSS                      0             0            0     (846,409)

ISSURANCE OF SHARES           0           817      282,787            0

EQUITY ADVANCE          470,000             0            0            0

                    ------------ ------------ ------------ ------------
DECEMBER 31, 2000      $470,000        $9,274     $401,030    ($912,332)
                    ============ ============ ============ ============


                                   EXHIBIT "C"

                                 WORLD MALL.COM
                      CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2000


                                               AMOUNT              PERCENT
                                           ---------------      ---------------

NET SALES                                        $901,732              100.00%

OPERATING EXPENSES                                204,222               22.65%

SELLING EXPENSES                                  864,888               95.91%

FINANCE EXPENSES                                  394,769               43.78%

OTHER EXPENSES                                    265,435               29.44%

INTEREST EXPENSE                                   18,826                2.09%
                                           ---------------      ---------------

NET LOSS                                        ($846,409)             -93.86%
                                           ===============      ===============
                                   EXHIBIT "D"

                                 WORLD MALL.COM
                             STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 2000


Cash Flows from Operating Activities
      Net Loss                                     ($846,409)
      Non Cash Items to Reconcile Net  Loss with Net Cash
      Depreciation                                     2,360
Other Changes
      Accounts Receivable- Increase                 (284,493)
      Prepaid Expenses-Increase                      (32,442)
      Accounts Payable-Increase                      223,437
      Deferred Income-Increase                       138,531
      Other Assets-Increase                          (77,253)
                                                  -----------
Net Cash Used By Operating Activities                           ($876,269)

Cash Flows from Investing Activities
      Fixed Assets Acquired                                       (19,234)

Cash Flow from Financing  Activities
      Net Loans                                     $185,528
      Equity Advances                                470,000
      Common Stock Proceeds                          283,604
                                                  -----------
Net Cash Provided by Financing Activities                         939,132
                                                               -----------

Net Cash Increase                                                 $43,629

Cash Balance January 1                                             56,074
                                                               -----------

Cash Balance December 31                                          $99,703
                                                               ===========
                                   EXHIBIT "E"

                                 WORLD MALL.COM
                        FOOTNOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2000



  I    Company Background
This company was incorporated in October 1999 in the State of New York. It is primarily engaged in the internet industry and provides web site development, hosting support, maintenance and an on-line shopping mall through which web sites may be accessed.

  II   Significant Accounting Policies
The company recognizes income in the period that it is earned, thus giving rise to deferred income that is reflected on the balance sheet. These Financial Statements reflect the combined activities of the company and it's Canadian subsidiary.

 III   Notes to the Financial Statements
          Note A)  Deposits
             Deposits on Office Equipment                           $4,938
             Deposit on Computer Lease                                 363
             Deposits on Office Space                               81,202
                                                              -------------
                                  Total                            $86,503
                                                              =============

Note B) Deferred  Revenue
All services that are billed in any given month have a product code, which determines the length of service to the related billing. Any portion of the billing which is for future periods is deferred.

Note C) Notes Payable
In consideration of voiding a royalty agreement (re: the domain name) the company negotiated a lump sum settlement of $200,000. This amount was borrowed from High Falls Development of Rochester, NY. The note is dated August 25, 2000 and provides for a monthly repayment of $5,555.56 plus interest at prime plus 2 with a ceiling of 12.5% and floor of 11.5%. The maturity date is November 1, 2003.
             Scheduled principal payments
                             2001         66,666.72
                             2002         66,666.72
                             2003         52,194.32

Note D) Equity Advances
In contemplation of a merger with C.G.I. Holding of Brookfield, Illinois (a publicly traded company) to be completed in 2001, C.G.I. Corporation has advanced the company $470,000. Of this amount $420,000 has been in cash advances and $50,000 rent deposit for additional office space in North Carolina.

This merger will result in a common share exchange between the companies. No shares of the company were issued to C.G.I. Corporation as of the balance sheet date.

Note E) Commitments
The company currently rents three office spaces.
1)Administration, Rochester, N.Y. No lease, monthly rent $731.00 on a month to month.

2)Sales and Development Office, N.C. Terms of Lease 12/01/00 for 63 months, monthly rented $12,422.13.

3)Support Office, Carleton Place, Ontario, Canada. No lease, monthly rented $1,337.50 (Canadian Dollars)

The company leases all required computer and related equipment, generally over a 36 month period. The monthly lease charges are expensed as they are incurred.

Note F) Contingencies
The company is in litigation with Cat Tales Collectibles, Inc., in a suit representing false representations. The company denies the allegation. Damages being sought against the company are $15,000.